     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                           WYNDHAM HOTEL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            75-263-6072
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               2001 BRYAN STREET
                                   SUITE 2300
                              DALLAS, TEXAS  75201
              (Address of Principal Executive Offices) (Zip Code)

                                ----------------

                   WYNDHAM EMPLOYEE SAVINGS & RETIREMENT PLAN
                            (Full title of the plan)

                            CARLA S. MORELAND, ESQ.
                        VICE PRESIDENT - GENERAL COUNSEL
                                 AND SECRETARY
                           WYNDHAM HOTEL CORPORATION
                               2001 BRYAN STREET
                                   SUITE 2300
                              DALLAS, TEXAS  75201
                                 (214) 863-1000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                    Copy to:
                                  KENT JAMISON
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                                2200 ROSS AVENUE
                                   SUITE 2200
                              DALLAS, TEXAS  75201
                                 (214) 740-8000

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
    Title of Securities         Amount to be          Proposed Maximum         Proposed Maximum             Amount of
      to be Registered           Registered          Offering Price per       Aggregate Offering       Registration Fee *
                                                          Share *                   Price*
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       500,000 shares             $21.375                 $10,687,500                $3,685
value
=========================================================================================================================

* Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock of the Company on the New York Stock Exchange on July 15, 1996.

  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers (i) shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) an indeterminate amount of interests in the employee benefit plan described herein to be offered or sold pursuant to the plan described herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Wyndham Hotel Corporation, a Delaware corporation (the "Company"), and the Wyndham Employee Savings & Retirement Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

                 (1) The Company's prospectus filed May 22, 1996 and relating to the Form S-1 Registration Statement (Registration Number 333-2214) pursuant to Rule 424(b) under the Securities Act.

                 (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                 (3) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement filed with the Commission pursuant to the Exchange Act, including any amendments or reports filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article 15 of the Company's Amended and Restated Certificate of Incorporation provides that no director or former director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

         Article 16 of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Reference is made to the underwriting agreements filed as Exhibits 1.1(a) and 1.1(b) to the Company's Registration Statement on Form S-1 (Registration No. 333-2214), pursuant to which the underwriters have agreed to indemnify officers and directors of the Company against certain liabilities under the Securities Act.

         The Company has entered into Indemnification Agreements with each director of the Company. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of the Company or assumed certain responsibilities at the direction of the Company. The Company has also purchased directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT NUMBER                              DESCRIPTION
    --------------                              -----------
         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration Number 333-2214) (the "Form S-1")).

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1).

         23.1             Consent of Coopers & Lybrand L.L.P.

         24 Power of Attorney (included on the signature page of this Registration Statement).

         99               Form of Wyndham Employee Savings & Retirement Plan.

         The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                          Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Carreker, Anne L. Raymond and Carla S. Moreland, each of them or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of Wyndham Hotel Corporation (the "Company") covering securities issued or issuable under or in connection with the Company's Employee Savings & Retirement Plan (as now or hereafter amended) and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of June, 1996.

                                        WYNDHAM HOTEL CORPORATION


                                        By:  /s/ James D. Carreker
                                             ----------------------------------
                                             James D. Carreker
                                             President, Chief Executive Officer
                                             and Director

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                              Date
- ---------                                  -----                                              ----
/s/  James D. Carreker                     President, Chief Executive Officer and             June 30, 1996
- ----------------------------------         Director (Principal Executive Officer)
James D. Carreker

/s/  Anne L. Raymond                       Executive Vice President,                          June 30, 1996
- ----------------------------------         Chief Financial Officer and Director
Anne L. Raymond                            (Principal Financial Officer)


/s/ John P. Klumph                         Vice President-Corporate Controller                June 30, 1996
- ----------------------------------         (Principal Accounting Officer)
John P. Klumph

                                           Director                                           June ___, 1996
- ----------------------------------
Harlan R. Crow

/s/ Daniel A. Decker                       Director                                           June 26, 1996
- -----------------------------------
Daniel A. Decker

                                           Director                                           June ___, 1996
- ----------------------------------
Susan T. Groenteman

/s/  Robert A. Whitman                     Director                                           June 30, 1996
- ----------------------------------
Robert A. Whitman

/s/  James C. Leslie                       Director                                           June 30, 1996
- ----------------------------------
James C. Leslie

/s/  Philip J. Ward                        Director                                           June 27, 1996
- ----------------------------------
Philip J. Ward

         Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) has duly caused this Form S-8 Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of July, 1996.

                                        WYNDHAM EMPLOYEE SAVINGS &
                                        RETIREMENT PLAN


                                        By: Wyndham Hotel Corporation
                                            Plan Administrator of the Wyndham
                                            Employee Savings & Retirement Plan


                                            By: /s/ John Klumph
                                                -------------------------------
                                                Printed Name:  John Klumph
                                                Title: Vice President-Corporate
                                                       Controller

                               INDEX TO EXHIBITS

                                                                                                               SEQUENTIALLY
                                                                                                                 NUMBERED
    EXHIBIT NUMBER                                         DESCRIPTION                                             PAGE
    --------------                                         -----------                                        --------------
         4.1           Amended and Restated Certificate of Incorporation of the Company (incorporated by            N/A
                       reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
                       (Registration Number 333-2214) (the "Form S-1"))

         4.2           Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit             N/A
                       3.2 to the Form S-1)

         23.1          Consent of Coopers & Lybrand L.L.P.

         24            Power of Attorney (included on the signature page of this Registration Statement)

         99            Form of Wyndham Employee Savings & Retirement Plan